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                                                                    Exhibit 31.1

                                 CERTIFICATIONS

I, Larry F. Williams, certify that:

      1. I have reviewed this annual report on Form 10-K, as amended by Form 10-K/A, of ITC/\DeltaCom, Inc.; and

      2. Based on my knowledge, this report, as amended, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: November 19, 2003                           /s/ Larry F. Williams
                                            ------------------------------------
                                                      Larry F. Williams
                                            Chairman and Chief Executive Officer

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I, Douglas A. Shumate, certify that:

      1. I have reviewed this annual report on Form 10-K, as amended by Form 10-K/A, of ITC/\DeltaCom, Inc.; and

      2. Based on my knowledge, this report, as amended, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: November 19, 2003                      /s/ Douglas A. Shumate
                                   ---------------------------------------------
                                                 Douglas A. Shumate
                                   Senior Vice President-Chief Financial Officer